[ILLUMINA LOGO]                                                     EXHIBIT 99.1


                                                                   Illumina, Inc
                                                                        NR200314

Contacts:    Jay Flatley                               Timothy Kish
             President & CEO                           Chief Financial Officer
             1.858.202.4501                            1.858.202.4508
             jflatley@illumina.com                     tkish@illumina.com


      ILLUMINA REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2003

SAN DIEGO, CALIFORNIA, July 17, 2003 -- Illumina, Inc. (NASDAQ: ILMN) announced today its financial results for the second quarter and six-month period ended June 29, 2003.

For the quarter ended June 29, 2003, the Company reported revenues of $4.8 million, a 153% increase compared to revenues of $1.9 million in the second quarter of 2002. Revenues for the six-month period ended June 29, 2003 were $9.0 million, a 181% increase compared to revenues of $3.2 million for the same six-month period in 2002. For the quarter ended June 29, 2003, the Company reported a net loss of $8.6 million, or $0.27 per share, compared to a net loss of $16.4 million, or $0.54 per share, in the second quarter of 2002. Net loss for the six-month period ended June 29, 2003 was $17.6 million, or $0.55 per share, compared to a net loss of $25.1 million, or $0.82 per share, for the same six-month period in 2002. Expenses in the second quarter of 2002 included a one-time charge of $7.7 million related to a termination-of-employment lawsuit. Without this charge, the net loss for the second quarter and six-month period ending June 30, 2002 would have been $8.7 million, or $0.28 per share, and $17.4 million, or $0.57 per share, respectively. Cash and investments at June 29, 2003 totaled $52.5 million.

During the quarter, Illumina completed installation of a production-scale SNP genotyping BeadLab at Montreal-based Genome Quebec to support Canada's participation in the International HapMap Project. The Company signed additional agreements for the purchase of three production BeadLabs with: the National Center for Biochip Technology (NCBT) in Shanghai, China; Johns Hopkins University in Baltimore, Maryland; and a large research institute whose identity will be disclosed following installation later this year. Year to date, Illumina has signed purchase agreements for five production-scale SNP genotyping BeadLabs.

Also during the quarter, the Company announced a second, highly flexible array platform. The Sentrix(R) BeadChip complements the Sentrix 96-sample Array Matrix, delivering even greater power to the Array of Arrays(R) approach that Illumina invented and introduced to the high-throughput genomics market. Sentrix BeadChips will support the same applications as the Company's fiber-based array matrices, including SNP genotyping and gene expression.

Jay Flatley, Illumina President and CEO, commented "We did an excellent job in Q2 of executing to plan and laying the groundwork for continued revenue growth through the end of the year. Our Customer Solutions team installed the Genome Quebec BeadLab ahead of schedule, providing a second site that will contribute meaningful and ongoing revenue from the sale of oligos, reagents and Sentrix Array Matrices. HapMap-related revenue will also begin to ramp up in Q3. Additionally, we signed a number of service agreements with new customers as well as repeat customers, highlighting the value we are delivering to the marketplace."

OTHER QUARTERLY NEWS AND HIGHLIGHTS

- Illumina has signed five BeadLab agreements in 2003, achieving a corporate milestone set for the entire fiscal year for the purchase of production-scale genotyping systems.

- Year to date, Illumina has signed 11 genotyping service agreements against a fiscal year milestone of 15 such contracts.

- Illumina implemented additional Oligator(TM) manufacturing and software enhancements to expand capacity, increase throughput, and further reduce operating costs.

- On schedule, Illumina delivered a list of proposed quality-control SNPs to the HapMap Project planning team. The Company is on track to develop assays for roughly 250,000 SNP markers that will be analyzed for common haplotypes representing approximately 15.5% of the human genome.

- The U.S. Patent and Trade Office awarded one new patent to Illumina, bringing our total to 28 issued or allowed and 61 pending.

Illumina (www.illumina.com) is developing next-generation tools for the large-scale analysis of genetic variation and function. The information provided by these analyses will enable the development of personalized medicine, a key goal of genomics and proteomics. The Company's proprietary BeadArray technology provides the throughput, cost effectiveness and flexibility necessary to enable researchers in the life sciences and pharmaceutical industries to perform the billions of tests necessary to extract medically valuable information from advances in genomics and proteomics. This information will correlate genetic variation and gene function with particular disease states, enhancing drug discovery, allowing diseases to be detected earlier and more specifically, and permitting better choices of drugs for individual patients.

Use of Non-GAAP Financial Measure: Management believes that the presentation of the non-GAAP financial measures above, which exclude the one-time charge related to a termination of employment lawsuit in the second quarter of 2002, gives investors an enhanced understanding of the company's business operating results by excluding a charge that is considered to be outside of the company's core business. Management also believes that this presentation of non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare the current non-GAAP results with non-GAAP results from prior periods and with non-GAAP results from others in the industry.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in any forward-looking statements are Illumina's ability to fully develop and commercialize its BeadArray technologies, the costs and outcome of Illumina's litigation with Applied Biosystems, the Company's ability to successfully commercialize its integrated BeadLab systems for high-throughput SNP genotyping, to continue to attract and retain customers in its services and oligonucleotide synthesis operations, to fully develop its BeadArray technologies, to develop and deploy new gene expression profiling and proteomics applications for its platform technology, to manufacture robust Sentrix arrays for product sale, and other factors detailed in the Company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.

                                 ILLUMINA, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                   (UNAUDITED)

                                                           THREE MONTHS ENDED               SIX MONTHS ENDED
                                                       -------------------------       --------------------------
                                                       JUNE 29,         JUNE 30,       JUNE 29,         JUNE 30,
                                                         2003            2002            2003            2002
                                                         ----            ----            ----            ----


Revenue:
      Product                                          $  2,727        $  1,057        $  4,134        $  1,597
      Service                                             1,463              99           3,330              99
      Research                                              579             744           1,581           1,473
                                                       --------        --------        --------        --------
          Total revenue                                   4,769           1,900           9,045           3,169
Costs and expenses:
       Cost of revenue                                    2,026             596           3,936             935
       Research and development                           6,222           7,023          11,944          14,115
       Selling, general and administrative                4,140           2,281           8,720           3,923
       Amortization of deferred compensation and
          other non-cash compensation charges               684           1,132           1,549           2,357
       Litigation judgment                                  189           7,700             378           7,700
                                                       --------        --------        --------        --------
          Total costs and expenses                       13,261          18,732          26,527          29,030
                                                       --------        --------        --------        --------
Loss from operations                                     (8,492)        (16,832)        (17,482)        (25,861)
                                                                                                         (8,492)
Interest income, net                                       (100)            385             (70)            747
                                                       --------        --------        --------        --------
Net loss                                               $ (8,592)       $(16,447)       $(17,552)       $(25,114)
                                                       ========        ========        ========        ========
Net loss per share, basic and diluted                  $  (0.27)       $  (0.54)       $  (0.55)       $  (0.82)
                                                       ========        ========        ========        ========
Shares used in calculating net loss per share,
         basic and diluted                               31,808          30,731          31,696          30,593
                                                       ========        ========        ========        ========

                                                  ILLUMINA, INC.

                                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                  (IN THOUSANDS)


                                                           JUNE 29,      DECEMBER 29,
                                                            2003            2002
                                                            ----            ----
                                                         (UNAUDITED)       (NOTE)
ASSETS
Current assets:
       Cash and investments                                $ 52,522       $ 66,294
       Other current assets                                   5,797          6,525
                                                           --------       --------
          Total current assets                               58,319         72,819
Property and equipment, net                                  47,270         48,279
Intangible and other assets, net                                948            808
                                                           --------       --------
          Total assets                                     $106,537       $121,906
                                                           ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities                                        $ 15,218       $ 14,297
Long-term debt and liabilities                               35,417         35,865
Stockholders' equity                                         55,902         71,744
                                                           --------       --------
          Total liabilities and stockholders' equity       $106,537       $121,906
                                                           ========       ========


Note: The Balance Sheet at December 29, 2002 has been derived from the audited financial statements as of that date.




                                      # # #